UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 17, 2001

(Date of earliest event reported)

Commission File Number 333-33121

LEINER HEALTH PRODUCTS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	95–3431709
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

901 East 233rd Street, Carson, California 90745

(310) 835–8400

(Address and telephone number of principal executive offices)

Item 5.  Other Events

On September 28, 2001, Leiner Health Products Inc. (the “Company”) issued a press release (the "Press Release") announcing that it had reached an agreement in principle with its lenders to extend its previously announced forbearance period until November 2, 2001. On October 12, 2001, the extension was formally signed and is effective September 28, 2001. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

(c)	Exhibits
	4.36	Third Forbearance Agreement dated as of September 28, 2001, among Leiner Health Products Inc., Vita Health Products Inc., and the banks and other financial institutions party thereto, as Lenders.
	99.1	Press Release dated September 28, 2001

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Leiner Health Products Inc.
By:	/s/ DAVID COLES
David Coles
Interim Chief Financial Officer

Date: October 17, 2001